Exhibit 4.2

FORM OF NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.  EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME, LUXEMBOURG (“CLEARSTREAM, LUXEMBOURG” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

INTEL CORPORATION
4.90% Senior Notes due 2045

No. [•]	ISIN No.: XS1270831008
Initially $1,007,000,000

INTEL CORPORATION, a Delaware corporation (the “Issuer”), for value received promises to pay to USB Nominees (UK) Limited, as nominee of Elavon Financial Services Limited, a common depositary for the accounts of Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, Luxembourg, or registered assigns, the principal sum of $1,007,000,000 on August 11, 2045.

Interest Payment Dates:  February 11 and August 11 of each year (each, an “Interest Payment Date”), commencing on February 11, 2016.

Interest Record Dates:  January 27 and July 27 (each, a “Regular Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

INTEL CORPORATION

By:
	Name:	Ravi Jacob
	Title:	Vice President and Treasurer

[Signature Page to Note]

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

Dated:  August 11, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

INTEL CORPORATION
4.90% Senior Notes due 2045

1.                                      Interest.

Intel Corporation (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum described above.  Cash interest on the Notes will accrue from the most recent date to which interest has been paid; or, if no interest has been paid, from August 11, 2015.  Interest on this Note will be paid to but excluding the relevant Interest Payment Date or on such earlier date as the principal amount shall become due in accordance with the provisions hereof.  The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, beginning on February 11, 2016.  If any Interest Payment Date, Stated Maturity, Redemption Date or other payment date with respect to the Notes is not a Business Day, the required payment of principal, premium, if any, or interest will be due on the next succeeding Business Day as if made on the date that such payment was due, and no interest will accrue on that payment for the period from and after that Interest Payment Date, Stated Maturity, Redemption Date or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day.  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and at the same rate on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from the dates such amounts are due until such amounts are paid or made available for payment.

2.                                      Paying Agent.

Initially, Elavon Financial Services Limited, UK Branch, will act as paying agent (the “Paying Agent”). The Issuer may appoint and change the Paying Agent without notice to the Holders.

3.                                      Indenture; Defined Terms.

This Note is one of the 4.90% Senior Notes due 2045 (the “Notes”) issued under the Indenture dated as of March 29, 2006, as amended by the First Supplemental Indenture dated as of December 3, 2007 (together, the “Base Indenture”) by and between the Issuer and Wells Fargo Bank, National Association, as Trustee (the “Trustee”) and, as amended, modified and supplemented by the Sixth Supplemental Indenture dated as of August 11, 2015 (the “Sixth Supplemental Indenture” and,

together with the Base Indenture, the “Indenture”), by and among the Issuer, the Trustee and the Paying Agent.  This Note is a “Security” and the Notes are “Securities” under the Indenture.

For purposes of this Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”) as in effect on the date on which the Indenture was qualified under the TIA.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them.  To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

4.                                      Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of $100,000 and multiples of $1,000 in excess thereof.  A Holder shall register the transfer or exchange of Notes in accordance with the Indenture.  The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Issuer need not issue, authenticate, register the transfer of or exchange any Notes for a period of fifteen (15) days before the electronic delivery or mailing of a notice of redemption, nor need the Issuer register the transfer or exchange of any Note selected for redemption.

5.                                      Amendment; Modification; Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of Notes affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding affected thereby. The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Notes at the time Outstanding with respect to which a default under the Indenture shall have occurred and be continuing, on behalf of the Holders of all Notes, to waive, with certain exceptions, such past default with respect to such Notes and its consequences. The Indenture also permits the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding (voting together as a single class), on behalf of the Holders of all Notes, to waive future compliance by the Issuer with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.  Without notice to or consent of any Holder, the Indenture also permits the amendment or supplement thereof to, among other things, cure any ambiguity, defect or inconsistency or comply with any requirements of the Commission in connection with qualifications of the Indenture under the TIA, or make any other change that does not adversely affect the rights of Holders in any material respect.

6.                                      Optional Redemption.

On each August 11 on or after August 11, 2017, the Issuer may redeem the Notes at its option in whole, but not in part, at a Redemption Price equal to 100% of their principal amount plus any accrued interest to, but not including, the Redemption Date, as set forth in the Sixth Supplemental Indenture.

7.                                      Redemption for Tax Reasons.

The Notes are redeemable by the Issuer in whole, but not in part, upon the occurrence of certain developments affecting U.S. taxation constituting a Change in Tax Law described in the Sixth Supplemental Indenture at a Redemption Price equal to 100% of their principal amount (plus any accrued interest and Additional Amounts then payable with respect to the Notes).

8.                                      Payment of Additional Amounts.

The Issuer, will, subject to the exceptions and limitations set forth in the Sixth Supplemental Indenture, shall pay to or on account of any beneficial owner of Notes who is not a U.S. Person such Additional Amounts as may be necessary to ensure that the net amount received by such beneficial owner, after withholding or deduction for such Taxes, will be equal to the amount such person would have received in the absence of such withholding or deduction.

As used in this Section 8, “U.S. Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

9.                                      Defaults and Remedies.

If an Event of Default with respect to the Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

The Indenture permits, subject to certain limitations therein provided, Holders of not less than a majority in aggregate principal amount of the Outstanding Notes to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Notes.

10.                               Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

11.                               Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

12.                               ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused ISIN numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

13.                               Governing Law.

The laws of the State of New York shall govern the Indenture and this Note without regard to conflicts of laws principles thereof.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                               agent to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Security for certificated Notes or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee